EXHIBIT 3.1

                              CERTIFICATE OF TRUST
                                       FOR
                  HARTFORD LIFE GLOBAL FUNDING TRUST 2006-001
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         This  Certificate  of Trust  of  Hartford  Life  Global  Funding  Trust
2006-001, is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").


                  1. NAME. The name of the statutory trust formed hereby is Hartford Life Global Funding Trust 2006-001 (the "Trust").

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is:

                      Wilmington Trust Company
                      Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
                      Attention:  Corporate Trust Administration.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be filed on January 3, 2006 with an effective date of the same date.


                      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as trustee


                                       By:  /s/ JEANNE M. OLLER
                                            ------------------------------
                                       Name: Jeanne M. Oller
                                       Title: Senior Financial Services Officer